NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE FIRST QUARTER 2016

CHICAGO – April 28, 2016 – Old Republic International Corporation (NYSE; ORI) today reported better operating earnings for this year's first quarter. Excluding the RFIG run-off segment, pretax operating earnings were up 10.9% quarter-over-quarter as General and Title Insurance performance outpaced comparable results in 2015. A 21.3% drop in RFIG's earnings, however, drove consolidated pretax operating income down to an approximate 2.5% gain. In this context, all of this year's gain in pretax operating income emanated from higher investment income. Consolidated net income for this year's first quarter nonetheless advanced 18.9% as much greater gains were secured from sales of investment securities. The major components of consolidated results are summarized in the table below.

Financial Highlights (a)
	Quarters Ended March 31,
	2016	2015
Operating revenues:
General insurance	$824.6	$803.0
Title insurance	483.6	436.6
Corporate and other	7.3	7.1
Subtotal	1,315.6	1,246.8
RFIG run-off business	53.7	64.4
Total	$1,369.3	$1,311.3
Pretax operating income (loss):
General insurance	$87.0	$82.0
Title insurance	21.4	15.9
Corporate and other	1.9	1.6
Subtotal	110.4	99.6
RFIG run-off business	27.7	35.2
Total	138.1	134.8
Realized investment gains (losses):
From sales	44.1	18.8
From impairments	-	-
Net realized investment gains (losses)	44.1	18.8
Consolidated pretax income (loss)	182.3	153.7
Income taxes (credits)	59.3	50.3
Net income (loss)	$122.9	$103.4
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.20	$0.19
Title insurance	0.05	0.03
Corporate and other	0.02	0.02
Subtotal	0.27	0.24
RFIG run-off business	0.06	0.08
Total	0.33	0.32
Net realized investment gains (losses)	0.10	0.04
Net income (loss)	$0.43	$0.36
Cash dividends paid per share	$0.1875	$0.1850
Ending book value per share	$16.00	$15.48

(a) Unaudited; All amounts in this report are stated in millions except per share data and percentages.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gain or loss recognition on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The timing of realized investment gain or loss recognition can be highly discretionary due to such factors as individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Since 2013, asset management operations have in part been oriented toward an enhancement of income from interest and dividends. To a large extent, this strategy has led to sales of non-income producing or low-yielding securities. Proceeds from these sales have largely been reinvested in higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth.

General Insurance Results – The table below shows the major elements effecting this segment's performance for each of the quarterly periods reported upon.

	General Insurance Group
	Quarters Ended March 31,
	2016	2015	Change
Net premiums earned	$718.9	$703.3	2.2%
Net investment income	78.6	73.7	6.6
Other income	27.1	25.8	4.7
Operating revenues	824.6	803.0	2.7
Benefits and claim costs	524.9	518.8	1.2
Sales and general expenses	199.0	190.9	4.2
Interest and other costs	13.6	11.1	22.1
Total operating expenses	737.5	720.9	2.3
Pretax operating income (loss)(*)	$87.0	$82.0	6.2%

Claim ratio	73.0%	73.8%
Expense ratio	23.9	23.5
Composite underwriting ratio	96.9%	97.3%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $5.9 and $4.3 of pretax operating losses for the first quarter 2016 and 2015, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

This year's 6.2% pretax earnings gain was largely due to 6.6% growth of investment income. Underwriting and related services produced basically flat operating income as evidenced by the relatively unchanged composite ratio for the two quarterly periods.

Net premiums earned slowed to 2.2% growth from the combination of: 1) high single digit increases mostly experienced in commercial automobile (trucking) and home protection coverages, 2) declining volume in a large account construction book of business due to a very competitive rate environment, and 3) relatively flat top line comparisons prevailing for most other coverages.

The ratio of claim and related settlement costs to earned premiums was relatively flat in this year's first quarter when compared with the same period of 2015. In addition to estimates of current claim costs, the ratios for the respective first quarters of 2016 and 2015 are inclusive of 0.3 and 1.1 percentage point additions emanating from unfavorable developments of prior years' reserves.

Quarterly claim ratio postings and the trends they display are not particularly meaningful in Old Republic's liability insurance oriented mix of business. In this regard, however, it is nonetheless anticipated that the most recent years' and quarterly periods' general uptrends in such ratios should abate and gradually revert to targeted long-term annual averages in the high 60%s to low 70%s.

Old Republic International Corporation

Title Insurance Results – Earnings for this year's first quarter continued along the positive path set in recent years.

	Title Insurance Group
	Quarters Ended March 31,
	2016	2015	Change
Net premiums and fees earned	$474.1	$428.3	10.7%
Net investment income	9.0	7.9	14.1
Other income	0.3	0.3	N/A
Operating revenues	483.6	436.6	10.7
Claim costs	24.3	23.8	2.3
Sales and general expenses	435.7	394.7	10.4
Interest and other costs	2.0	2.1	-3.0
Total operating expenses	462.1	420.7	9.9
Pretax operating income (loss)	$21.4	$15.9	34.3%

Claim ratio	5.1%	5.6%
Expense ratio	91.8	92.1
Composite underwriting ratio	96.9%	97.7%

The continuation of a favorable mortgage rate environment and improving housing and commercial property markets led to higher revenues from title premiums and fees in this year's first quarter. The improvement was achieved in spite of the adverse effect that recently implemented mortgage disclosure rules are having on the consummation of real estate transactions.

The latest quarter's pretax operating income ended higher as both claim costs and operating expenses were relatively stable. While a smaller component of overall title profitability, net investment income also rose as it benefitted from moderately higher yields on a larger bond and stock portfolio.

RFIG Run-off Business Results – The tables below show the operating components of this run-off book of business and their contributions to combined results.

	RFIG Run-off Business
	Quarters Ended March 31,
	2016	2015	Change
A. MI:
Net premiums earned	$44.3	$52.6	-15.7%
Net investment income	5.6	6.1	-7.6
Claim costs	10.6	13.5	-21.5
Pretax operating income (loss)	$34.1	$40.0	-14.8%

Claim ratio	24.1%	25.8%
Expense ratio	11.9	9.8
Composite underwriting ratio	36.0%	35.6%

B. CCI(*):
Net premiums earned	$3.4	$5.4	-37.3%
Net investment income	0.2	0.1	30.8
Benefits and claim costs	9.4	9.9	-4.9
Pretax operating income (loss)	$(6.3)	$(4.7)	-32.8%

Claim ratio	275.3%	181.7%
Expense ratio	17.1	9.3
Composite underwriting ratio	292.4%	191.0%

C. Total MI and CCI run-off business:
Net premiums earned	$47.8	$58.1	-17.7%
Net investment income	5.9	6.3	-6.4
Benefits and claim costs	20.1	23.5	-14.5
Pretax operating income (loss)	$27.7	$35.2	-21.3%

Claim ratio	42.2%	40.5%
Expense ratio	12.3	9.7
Composite underwriting ratio	54.5%	50.2%

Old Republic International Corporation

(*) In connection with the run-off MI and CCI combination, $5.9 and $4.3 of pretax operating losses for the first quarter 2016 and 2015, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Consistent with a run-off operating mode, further declines in earned premiums were posted by the MI and CCI lines. Investment income for MI was also lower as reduced premium volume and ongoing claim payments effected downward pressure on the invested asset base.

Quarter-over-quarter, the MI claim ratio was relatively flat. The lower ratios for both periods are attributable to continued declines in reported delinquencies and higher rates at which reported defaults are cured or otherwise resolved without payment. Moreover, favorable developments of previously established claim reserves contributed to a lowering of claim ratios by 39.2 and 80.6 percentage points in the first three months of 2016 and 2015, respectively.

The much smaller CCI run-off line reflected great volatility in year-to-year comparisons of incurred claim ratios. Substantially all of this resulted from the fluctuating premium trends in a small book of business on the one hand and changes in estimates of litigation costs on the other hand.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended March 31,
	2016	2015	Change
Net premiums earned	$4.8	$4.6	3.5%
Net investment income	2.6	3.3	-20.8
Other income	(0.1)	(0.8)	84.3
Operating revenues	7.3	7.1	2.6
Benefits and claim costs	4.5	3.8	18.1
Insurance expenses	2.2	2.2	2.0
Corporate, interest and other expenses - net	(1.4)	(0.5)	-158.7
Total operating expenses	5.4	5.5	-2.3
Pretax operating income (loss)	$1.9	$1.6	19.5%

Old Republic International Corporation

Consolidated Results – The combination of all of the above changes and occurrences in Old Republic's business segments contributed to the following consolidated results:

	ORI Consolidated
	Quarters Ended March 31,
	2016	2015	Change
Net premiums and fees earned	$1,245.7	$1,194.4	4.3%
Net investment income	96.3	91.4	5.3
Other income	27.3	25.4	7.4
Operating revenues	1,369.3	1,311.3	4.4
Benefits and claim costs	574.0	570.1	0.7
Sales and general expenses	646.3	595.7	8.5
Interest and other costs	10.7	10.5	2.1
Total operating expenses	1,231.1	1,176.4	4.7
Pretax operating income (loss)	138.1	134.8	2.5
Income taxes (credits)	43.9	43.6	0.5
Net operating income (loss)	94.2	91.1	3.4
Realized investment gains (losses)	44.1	18.8	133.9
Income taxes (credits) on realized investment gains (losses)	15.4	6.6	133.9
Net realized investment gains (losses)	28.7	12.2	133.9
Net income (loss)	$122.9	$103.4	18.9%

Consolidated operating cash flow	$125.9	$190.8	-34.0%

Claim ratio	46.1%	47.7%
Expense ratio	49.4	47.5
Composite underwriting ratio	95.5%	95.2%

The sum total of Old Republic's segmented results produced the following major contributions to consolidated pretax income:
	Quarters Ended March 31,
Pretax operating income:	2016	2015	Change
Underwriting and related services:
All segments except RFIG	$30.8	$25.0	23.0%
RFIG run-off	21.7	28.8	-24.6
Subtotal	52.6	53.9	-2.5
Net investment income	96.3	91.4	5.3
Interest and other costs	(10.7)	(10.5)	2.1
Total	138.1	134.8	2.5
Realized investment gains(losses)	44.1	18.8	133.9
Consolidated pretax income	$182.3	$153.7	18.6%

Consolidated operating cash flow was additive to investable funds in the amount of $125.9 and $190.8 for the first three months of 2016 and 2015, respectively. Excluding the MI and CCI operating cash flows, these amounts would be $152.8 and $223.6, respectively.

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic’s consolidated cash and invested asset balances as well as the shareholders’ equity account at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		March 31,	Dec. 31,	March 31,	March '16/	March '16/
		2016	2015	2015	Dec. '15	March '15
	Cash and invested assets:
	Carried at fair value	$11,377.3	$11,119.6	$11,489.9	2.3%	-1.0%
	Carried at amortized cost	511.4	355.8	-	43.7	N/A
	Total per balance sheet	$11,888.7	$11,475.5	$11,489.9	3.6%	3.5%
	Cost basis	$11,429.3	$11,284.5	$10,861.2	1.3%	5.2%

Shareholders' equity:	Total	$4,142.6	$3,880.8	$4,014.2	6.7%	3.2%
	Per common share	$16.00	$15.02	$15.48	6.5%	3.4%

	Composition of shareholders' equity per share:
	Equity before items below	$15.19	$14.91	$14.24	1.9%	6.7%
	Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	0.81	0.11	1.24
	Total	$16.00	$15.02	$15.48	6.5%	3.4%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$14.92	$14.06	$14.56	6.1%	2.5%
	RFIG run-off segment	1.08	0.96	0.92
	Total	$16.00	$15.02	$15.48	6.5%	3.4%

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of their capital accounts. As a result, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of March 31, 2016, the consolidated investment portfolio reflected an allocation of approximately 82 percent to fixed-maturity and short-term investments, and 18 percent to equities. Investments in high quality, dividend-paying equity securities has been emphasized since 2013, while the asset quality of the fixed maturity portfolio remains at high levels.

Changes in shareholders’ equity per share are shown in the following table. As indicated, the changes resulted mostly from each year’s net income or loss, increased dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarters Ended March 31,
	2016	2015
Beginning balance	$15.02	$15.15
Changes in shareholders' equity:
Net operating income (loss)	0.37	0.35
Net realized investment gains (losses):
From sales	0.11	0.05
From impairments	-	-
Subtotal	0.11	0.05
Net unrealized investment gains (losses)	0.67	0.14
Total realized and unrealized investment gains (losses)	0.78	0.19
Cash dividends	(0.19)	(0.19)
Stock issuance, foreign exchange, and other transactions	0.02	(0.02)
Net change	0.98	0.33
Ending balance	$16.00	$15.48

Old Republic International Corporation

Capitalization – As the table below indicates, the major changes in Old Republic's capitalization in the fiscal twelve months ended March 31, 2016 consisted of a 3.2% increase in the common shareholder's account.

	Capitalization(*)
	March 31,	December 31,	March 31,
	2016	2015	2015
Debt:
3.75% Convertible Senior Notes due 2018	$546.4	$546.0	$544.6
4.875% Senior Notes due 2024	395.2	395.1	394.7
ESSOP debt with an average yield of approximately 3.9%	8.1	11.7	11.7
Other miscellaneous debt	32.4	-	-
Total debt	982.3	952.8	951.0
Common shareholders' equity	4,142.6	3,880.8	4,014.2
Total capitalization	$5,125.0	$4,833.7	$4,965.2

Capitalization ratios:
Debt	19.2%	19.7%	19.2%
Common shareholders' equity	80.8	80.3	80.8
Total	100.0%	100.0%	100.0%

(*) Certain debt amounts have been reduced due to the reclassification of relatively immaterial debt issuance costs previously classified as deferred assets, in order to comply with a 2015 pronouncement by the Financial Accounting Standards Board.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its first quarter 2016 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

●	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

●	the call can also be accessed by phone at 888-395-3227.

Interested parties may also listen to a replay of the call through May 5, 2016 by dialing 877-870-5176, passcode 5804214, or by accessing it on Old Republic International's website through May 28, 2016.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $17.43 billion and common shareholders' equity of $4.14 billion, or $16.00 per share. Its current stock market valuation is approximately $4.80 billion, or $18.30 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2015, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 12.2 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.8 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.4 percent per share, and the regular cash dividend has grown at a 9.3 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 98 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation
	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		March 31,	December 31,	March 31,
	SUMMARY BALANCE SHEETS:	2016	2015	2015
	Assets:
	Cash and fixed maturity securities	$9,632.1	$9,366.7	$9,310.8
	Equity securities	2,131.6	1,987.8	2,057.5
	Other invested assets	124.8	120.9	121.5
	Cash and invested assets	11,888.7	11,475.5	11,489.9
	Accounts and premiums receivable	1,372.2	1,310.2	1,335.7
Federal income tax recoverable:	Current	-	26.5	-
	Deferred	56.2	154.5	16.8
	Prepaid federal income taxes	82.4	63.3	53.5
	Reinsurance balances recoverable	3,153.3	3,183.6	3,430.1
	Sundry assets	880.2	887.8	864.4
	Total	$17,433.3	$17,101.6	$17,190.6
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,977.8	$1,945.1	$1,877.3
	Benefit and claim reserves	9,067.5	9,120.2	9,132.8
	Federal income tax payable: Current	28.6	-	18.7
	Debt	982.3	952.8	951.0
	Sundry liabilities	1,234.2	1,202.5	1,196.4
	Shareholders' equity	4,142.6	3,880.8	4,014.2
	Total	$17,433.3	$17,101.6	$17,190.6

		Quarters Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	March 31,		March 31,
		2016	2015	2016	2015
	Net premiums and fees earned	$1,245.7	$1,194.4	$5,230.7	$4,872.8
	Net investment income	96.3	91.4	393.5	354.1
	Other income	27.3	25.4	108.6	103.2
	Net realized investment gains (losses)	44.1	18.8	116.6	99.9
	Total revenues	1,413.5	1,330.2	5,849.5	5,430.2
	Benefits and claims	574.0	570.1	2,463.2	2,524.6
	Sales and general expenses	646.3	595.7	2,683.6	2,408.9
	Interest and other costs	10.7	10.5	42.1	30.4
	Total expenses	1,231.1	1,176.4	5,189.0	4,964.0
	Pretax income (loss)	182.3	153.7	660.4	466.2
	Income taxes (credits)	59.3	50.3	218.7	147.4
	Net income (loss)	$122.9	$103.4	$441.6	$318.7

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$0.48	$0.40	$1.70	$1.23
	Diluted	$0.43	$0.36	$1.54	$1.13
	Components of earnings per share:
	Basic, net operating income (loss)	$0.37	$0.35	$1.41	$0.98
	Realized investment gains (losses)	0.11	0.05	0.29	0.25
	Basic net income (loss)	$0.48	$0.40	$1.70	$1.23
	Diluted, net operating income (loss)	$0.33	$0.32	$1.28	$0.91
	Realized investment gains (losses)	0.10	0.04	0.26	0.22
	Diluted net income (loss)	$0.43	$0.36	$1.54	$1.13
	Cash dividends on common stock	$.1875	$.1850	$.7425	$.7325
	Book value per share			$16.00	$15.48
	Common shares outstanding:
	Average basic	258,657,939	259,118,634	259,294,409	258,868,456
	Average diluted	295,543,808	295,547,223	296,036,894	295,352,039
	Actual, end of period			258,840,807	259,381,563

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$122.9	$103.4	$441.6	$318.7
	Post-tax net unrealized gains (losses)	174.4	35.9	(110.3)	70.5
	Other adjustments	6.5	(7.4)	(0.2)	(69.2)
	Net adjustments	180.9	28.4	(110.6)	1.3
	Comprehensive income (loss)	$303.9	$131.8	$331.0	$320.0

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2015 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic, please write to:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue • Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com